UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_____________________

SCHEDULE
(RULE 14a-101)

_____________________

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

OCA Acquisition Corp.
(Name of Registrant as Specified in Its Charter)

______________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

OCA ACQUISITION CORP.

1345 Avenue of the Americas, 33rd Floor
New York, New York 10105

PROXY STATEMENT SUPPLEMENT

December 22, 2023

To the Stockholders of OCA Acquisition Corp.:

This is a supplement (this “Supplement”) to the definitive proxy statement of OCA Acquisition Corp. (the “OCA”), dated December 15, 2023 (the “Proxy Statement”), that was sent to you in connection with OCA’s special meeting of stockholders scheduled for 9:30 a.m., Eastern Time, on January 9, 2024, virtually, at https://www.cstproxy.com/ocaacquisition/2024 (the “Stockholder Meeting”).

At the Stockholder Meeting, OCA’s stockholders will be asked to consider and vote upon a proposal to amend OCA’s amended and restated certificate of incorporation (the “Certificate of Incorporation”) to extend the date (the “Termination Date”) by which OCA has to consummate an initial business combination (a “Business Combination” and such extension, the “Charter Extension”) from January 20, 2024 (the “Previous Termination Date”) to February 20, 2024 (the “Charter Extension Date”) and to allow OCA, without another stockholder vote, to elect to extend the Termination Date to consummate a Business Combination on a monthly basis up to eleven times by an additional one month each time after the Charter Extension Date, by resolution of OCA’s board of directors (the “Board”), if requested by OCA Acquisition Holdings LLC, a Delaware limited liability company (the “Sponsor”), and upon five days’ advance notice prior to the applicable Termination Date, until January 20, 2025 (each, an “Additional Charter Extension Date”) or a total of up to twelve months after the Previous Termination Date, unless the closing of a Business Combination shall have occurred prior thereto (the “Extension Amendment Proposal”).

In addition, OCA’s stockholders will be asked to consider and vote upon a proposal to amend the Certificate of Incorporation to eliminate from the Certificate of Incorporation the limitation that OCA may not redeem shares of Class A common stock, par value $0.0001 per share (the “Class A Common Stock” or the “Public Stock”) to the extent that such redemption would result in OCA having net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Securities Exchange Act of 1934, as amended), of less than $5,000,001 (the “Redemption Limitation”) in order to allow OCA to redeem Public Stock irrespective of whether such redemption would exceed the Redemption Limitation (the “Redemption Limitation Amendment Proposal”).

In addition, OCA’s stockholders will be asked to consider and vote upon a proposal to adjourn the Stockholder Meeting to a later date or dates, if necessary, (a) to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Stockholder Meeting, there are insufficient shares of Public Stock and Class B common stock, par value $0.0001 per share (the “Class B Common Stock,” and the Class A Common Stock and Class B Common Stock, collectively, the “Common Stock”) represented (either in person or by proxy) to constitute a quorum necessary to conduct business at the Stockholder Meeting or at the time of the Stockholder Meeting to approve the Extension Amendment Proposal and the Redemption Limitation Proposal or (b) if the holders of shares of Public Stock have elected to redeem an amount of shares in connection with the Extension Amendment Proposal and the Redemption Limitation Amendment Proposal such that OCA would not adhere to the continued listing requirements of the Nasdaq Stock Market LLC (“Nasdaq”) (the “Adjournment Proposal”).

OCA has filed this Supplement with the Securities and Exchange Commission to clarify the disclosure in the Proxy Statement that funds in OCA’s trust account, including any interest thereon, will not be used, now or in the future, to pay for any excise tax imposed under the Inflation Reduction Act of 2022. The corresponding disclosure in the Proxy Statement in the “Risk Factors” on page 3 should be amended as follows:

“A 1% U.S. federal excise tax could be imposed on us in connection with Redemptions by us of our shares.

On August 16, 2022, President Biden signed into law the Inflation Reduction Act of 2022, which, among other things, imposes a 1% excise tax on the fair market value of stock repurchased by “covered corporations” beginning in 2023, with certain exceptions (the “Excise Tax”). The Excise Tax is imposed on the repurchasing corporation itself, not its stockholders from which the stock is repurchased. Because we are a Delaware corporation and our securities are trading on the Nasdaq Stock Market LLC, we believe that we are a “covered corporation” for this purpose. The amount of the Excise Tax is generally 1% of the fair market value of the shares repurchased at the time of the repurchase. However, for purposes of calculating the Excise Tax, repurchasing corporations are permitted to net the fair market value of certain new stock issuances against the fair market value of stock repurchases during the same taxable year. In addition, certain exceptions apply to the Excise Tax. The U.S. Department of Treasury has been given authority to provide regulations and other guidance to carry out and prevent the abuse or avoidance of the Excise Tax and on December 27, 2022, issued a notice of its intent to issue proposed regulations addressing the application of the Excise Tax. Pursuant to such notice from the U.S. Department of Treasury, redemptions in connection with the complete liquidation of the Company may be exempt. Nevertheless, it remains uncertain whether, and/or to what extent, the Excise Tax could apply to any Redemptions of our Public Stock including any Redemptions in connection with a Business Combination or in the event we do not consummate a Business Combination by the Charter Extension Date (as defined below).

As described under “Proposal No. 1 — The Extension Amendment Proposal,” if the Previous Termination Date (as defined below, currently January 20, 2024) is extended, our Public Stockholders will have the right to require us to redeem their shares of Public Stock. Any such redemption or other repurchase that we make may be subject to the Excise Tax. Whether and to what extent we would be subject to the Excise Tax would depend on a number of factors, including (i) the fair market value of the Redemptions and repurchases in connection with our initial business combination, (ii) the structure of a Business Combination, (iii) the nature and amount of any “PIPE” or other equity issuances in connection with a Business Combination (or otherwise issued not in connection with the business combination but issued within the same taxable year of a Business Combination), (iv) whether we consummate a Business Combination by the Charter Extension Date and (v) the content of regulations and other guidance from the U.S. Department of Treasury. Funds in the Trust Account, including any interest thereon, will not be used, now or in the future, to pay for any excise tax imposed under the Inflation Reduction Act of 2022 (emphasis added).”

VOTING MATTERS

Only holders of record of Common Stock at the close of business on December 7, 2023, which is the record date for the Stockholder Meeting, are entitled to notice of the Stockholder Meeting and to vote and have their votes counted at the Stockholder Meeting and any adjournments or postponements of the Stockholder Meeting.

As contemplated by the Certificate of Incorporation, the holders of shares of Public Stock issued as part of the units sold in OCA’s initial public offering may elect to redeem all or a portion of their Public Stock in exchange for their pro rata portion of the funds held in a trust account established to hold a portion of the proceeds of OCA’s initial public offering and the concurrent sale of private placement warrants, if the Charter Extension is implemented (the “Redemption”), regardless of how such public stockholders vote in regard to the Extension Amendment Proposal or the Redemption Limitation Amendment Proposal. If the Extension Amendment Proposal or the Redemption Limitation Amendment Proposal is approved by the requisite vote of stockholders (and not abandoned) and the amendment to the Certificate of Incorporation (the “Charter Amendment”) is filed, holders of Public Stock remaining after the Redemption will retain their right to have their Public Stock redeemed in connection with a business combination or upon the Charter Extension Date or Additional Charter Extension Date, as applicable, subject to any limitations set forth in the Certificate of Incorporation, as amended by the Charter Amendment.

TO EXERCISE YOUR REDEMPTION RIGHTS, YOU MUST DEMAND IN WRITING THAT YOUR SHARES OF COMMON STOCK ARE REDEEMED FOR A PRO RATA PORTION OF THE FUNDS HELD IN THE TRUST ACCOUNT AND TENDER YOUR SHARES TO OCA’S TRANSFER AGENT AT LEAST TWO BUSINESS DAYS PRIOR TO THE VOTE AT THE STOCKHOLDER MEETING. IN ORDER TO EXERCISE YOUR REDEMPTION RIGHT, YOU NEED TO IDENTIFY YOURSELF AS A BENEFICIAL HOLDER AND PROVIDE YOUR LEGAL NAME, PHONE NUMBER AND ADDRESS IN YOUR WRITTEN DEMAND. YOU MAY TENDER YOUR SHARES BY EITHER TENDERING OR DELIVERING YOUR SHARES OF COMMON STOCK (AND SHARE CERTIFICATES (IF ANY) AND OTHER REDEMPTION FORMS) TO THE TRANSFER AGENT OR BY TENDERING OR DELIVERING YOUR SHARES OF COMMON STOCK (AND SHARE CERTIFICATES (IF ANY) AND OTHER REDEMPTION FORMS) ELECTRONICALLY USING THE DEPOSITORY TRUST COMPANY’S DWAC (DEPOSIT WITHDRAWAL AT CUSTODIAN) SYSTEM. IF YOU HOLD THE SHARES IN STREET NAME, YOU WILL NEED TO INSTRUCT THE ACCOUNT EXECUTIVE AT YOUR BANK OR BROKER TO WITHDRAW THE SHARES FROM YOUR ACCOUNT IN ORDER TO EXERCISE YOUR REDEMPTION RIGHTS.

Before you vote, you should read the Proxy Statement and other documents that OCA has filed with the Securities and Exchange Commission, together with this Supplement, for more complete information about OCA and the Extension Amendment Proposal. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Proxy Statement. If you have questions about the Extension Amendment Proposal or if you need additional copies of the Proxy Statement or the proxy card you should contact:

Morrow Sodali LLC
333 Ludlow Street, 5th Floor, South Tower
Stamford, CT 06902
Individuals call toll-free (800) 662-5200
Banks and brokers call (203) 658-9400
Email: OCA@investor.morrowsodali.com

By Order of the Board of Directors of OCA Acquisition Corp.

/s/ David Shen
David Shen Chief Executive Officer, President and Director

The purpose of the Extension Amendment Proposal is to allow OCA additional time to complete an initial Business Combination. You are not being asked to vote on any Business Combination at this time.

Your vote is very important. Whether or not you plan to attend the Stockholder Meeting, please vote as soon as possible by following the instructions in the accompanying proxy statement to make sure that your shares are represented and voted at the Stockholder Meeting. If you hold your shares in “street name” through a bank, broker or other nominee, you will need to follow the instructions provided to you by your bank, broker or other nominee to ensure that your shares are represented and voted at the Stockholder Meeting. The approval of the Extension Amendment Proposal and the Redemption Limitation Amendment Proposal require the affirmative vote of at least sixty-five percent (65%) of the issued and outstanding shares of Common Stock. Approval of the Adjournment Proposal requires the affirmative vote of at least a majority of the votes cast by the holders of the issued and outstanding shares of Common Stock who are present in person or represented by proxy and entitled to vote thereon at the Stockholder Meeting.

This Supplement is dated December 22, 2023.

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